AMENDMENT NO. 21

TO INVESTMENT ADVISORY AGREEMENT

(Thrivent Mutual Funds)

Thrivent Mutual Funds (“TMF”) and Thrivent Asset Management, LLC (“TAM”) hereby agree that the Investment Advisory Agreement dated January 1, 2006, as amended, between TMF and TAM (the “Agreement”) is hereby amended this 13th day of February 2025, to reflect the following changes to Exhibit A: (i) removal of Thrivent Multidimensional Income Fund, which merged into Thrivent Opportunity Income Plus Fund effective August 16, 2024; (ii) removal of Thrivent Low Volatility Equity Fund, which merged into Thrivent Global Stock Fund effective October 24, 2024; and (iii) name changes of the following Funds effective February 28, 2025: Thrivent Balanced Income Plus Fund will be named Thrivent Dynamic Allocation Fund, Thrivent Diversified Income Plus Fund will be named Thrivent Conservative Allocation Fund, Thrivent Opportunity Income Plus Fund will be named Thrivent Multisector Bond Fund, Thrivent International Allocation Fund will be named Thrivent International Equity Fund, and Thrivent Limited Maturity Bond Fund will be named Thrivent Short-Term Bond Fund. A revised Exhibit A is attached hereto.

THRIVENT MUTUAL FUNDS

By: /s/ Michael W. Kremenak
Michael W. Kremenak
President

THRIVENT ASSET MANAGEMENT, LLC

By: /s/ Jeffrey D. Cloutier
Jeffrey D. Cloutier
Vice President, Chief Financial Officer and Treasurer

EXHIBIT A

TO

THRIVENT MUTUAL FUNDS INVESTMENT ADVISORY AGREEMENT

1.	Thrivent Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.75% of the first $500 million of average daily net assets, 0.725% of the next $1.5 billion of average daily net assets, 0.70% of the next $3 billion of average daily net assets, 0.675% of the next $5 billion of average daily net assets, and 0.65% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

2.	Thrivent Moderately Aggressive Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.70% of the first $500 million of average daily net assets, 0.675% of the next $1.5 billion of average daily net assets, 0.65% of the next $3 billion of average daily net assets, 0.625% of the next $5 billion of average daily net assets, and 0.60% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

3.	Thrivent Moderate Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.65% of the first $500 million of average daily net assets, 0.625% of the next $1.5 billion of average daily net assets, 0.60% of the next $3 billion of average daily net assets, 0.575% of the next $5 billion of average daily net assets, and 0.55% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

4.	Thrivent Moderately Conservative Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.60% of the first $500 million of average daily net assets, 0.575% of the next $1.5 billion of average daily net assets, 0.55% of the next $3 billion of average daily net assets, 0.525% of the next $5 billion of average daily net assets, and 0.50% of average daily net assets over $10 billion. For as long as this fee structure is in place, the Adviser will waive an amount equal to any investment advisory fees indirectly incurred by the Fund as a result of its investment in any other mutual fund for which the Adviser or an affiliate serves as investment adviser, other than Thrivent Cash Management Trust.

5.	Thrivent Small Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next $1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

6.	Thrivent Mid Cap Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $200 million of average daily net assets, 0.650% of the next $800 million of average daily net assets, 0.600% of the next 1.5 billion of average daily net assets, 0.550% of the next $2.5 billion of average daily net assets, and 0.525% of average daily net assets over $5 billion.

7.	Thrivent International Equity Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.700% of the first $250 million of average daily net assets, 0.650% of the next $750 million of average daily net assets, 0.625% of average daily net assets of the next $500 million, and 0.600% of average daily net assets over $1.5 billion.

8.	Thrivent Large Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.675% of the first $1 billion of average daily net assets, 0.625% of the next $1 billion of average daily net assets, and 0.600% of average daily net assets over $2 billion.

9.	Thrivent Large Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of average daily net assets.

10.	Thrivent Global Stock Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.650% of the first $500 million of average daily net assets, 0.575% of the next $500 million of average daily net assets, 0.500% of the next $1 billion of average daily net assets, 0.475% of the next $500 million of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

11.	Thrivent Dynamic Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $500 million of average daily net assets, 0.500% of the next $500 million of average daily net assets, 0.475% of the next $1.5 billion of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% of average daily net assets over $5 billion.

12.	Thrivent High Yield Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets, 0.350% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

13.	Thrivent Conservative Allocation Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.550% of the first $500 million of average daily net assets, 0.500% of the next $500 million of average daily net assets, 0.475% of the next $1.5 billion of average daily net assets, 0.450% of the next $2.5 billion of average daily net assets, and 0.425% over $5 billion.

14.	Thrivent Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.350% of the next $1.5 billion of average daily net assets,

0.325% of the next $2.5 billion of average daily net assets, and 0.300% of average daily net assets over $5 billion.

15.	Thrivent Income Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.350% of the first $500 million of average daily net assets, 0.325% of the next $500 million of average daily net assets, and 0.300% of average daily net assets over $1 billion.

16.	Thrivent Multisector Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.450% of the first $500 million of average daily net assets, 0.400% of the next $500 million of average daily net assets, 0.375% of the next $1.5 billion of average daily net assets, 0.350% of the next $2.5 billion of average daily net assets, and 0.325% of average daily net assets over $5 billion.

17.	Thrivent Government Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.400% of the first $500 million of average daily net assets and 0.350% of average daily net assets over $500 million.

18.	Thrivent Short-Term Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.300% of the first $500 million of average daily net assets, 0.275% of the next $500 million of average daily net assets, and 0.250% of average daily net assets over $1 billion.

19.	Thrivent Money Market Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.250% of the first $1.5 billion of average daily net assets and 0.200% of average daily net assets over $1.5 billion.

20.	Thrivent High Income Municipal Bond Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.500% of the first $500 million of average daily net assets and 0.450% of average daily net assets over $500 million.

21.	Thrivent Small Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.800% of the first $200 million of average daily net assets and 0.750% of average daily net assets over $200 million.

22.	Thrivent Mid Cap Growth Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $200 million of average daily net assets and 0.700% of average daily net assets over $200 million.

23.	Thrivent Mid Cap Value Fund

The management fee for this Fund, calculated in accordance with Paragraph 5 of Thrivent Mutual Funds Investment Advisory Agreement, shall be at an annual rate of 0.750% of the first $200 million of average daily net assets and 0.700% of average daily net assets over $200 million.